EXHIBIT 10.1

PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension Agreement,” entered into this Twenty third day of January, 2017, by and between First Priority Tax Solutions INC. hereinafter called “Maker” and Holly1 LLC, hereinafter called the “Payee”.

WHEREAS, Maker and Payee have entered into a Promissory Note dated June 1, 2014 for the amount of Eighty Five Thousand Dollars ($85,000), hereinafter referred to as the “Note”. The Note had a maturity date of June 1, 2016.

WHEREAS, Maker and Payee desire to enter into this Extension Agreement in order to extend the maturity date of the Note to December 31, 2017.

NOW, THEREFORE, it is duly agreed by both Maker and Payee to extend the due date of the Note to December 31, 2017.

All other provisions of the original Note shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Payee have duly executed this Extension Agreement, extending the maturity date of the Note as of the day and year first written above.

FIRST PRIORITY TAX SOLUTIONS, INC.

By:	/s/ Michael Heitz

Michael Heitz, President

Holly1 LLC

By:	/s/ Rebecca McKinnon

Rebecca McKinnon